UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 12, 2010

Qingdao Footwear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53075	16-1591157
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Qingdao Footwear, Inc.
269 First Huashan Road
Jimo City, Qingdao
Shandong, PRC

Telephone: 86-0532-8659 5999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2010, the Registrant received the resignation of its principal financial officer, Fang Sui, effective immediately.

On July 12, 2010, the Registrant appointed a new principal financial officer, Joseph Meuse, effective immediately.

Mr. Meuse, 40 years old, has consented to serve as the chief financial officer of the Registrant.  The employment agreement signed with the Registrant provides that he will serve for an initial period of six months, expiring on December 12, 2010.  There are no family relationships between Mr. Meuse and any other director, executive officer, or person nominated or chosen to become a director or executive officer of the Registrant.

Prior to becoming the chief financial officer of the Registrant, Mr. Meuse founded several companies in the financial services and securities industries, which he continues to operate.  In 2002, Mr. Meuse founded PacWest Stock Transfer LLC and is a majority partner in Pacific Stock Transfer Company, an independent stock transfer agent that serves over 1,000 clients, including a number of publicly traded companies that do business in China.  In 2003, Mr. Meuse founded Belmont Partners, LLC, an international financial consulting firm that provides public shell companies for use in reverse merger transactions.  In 2006, Mr. Meuse founded Belmont Financial Services and Belmont IT Services, two companies that provide accounting and information technology services to small businesses in the Northern Virginia area.

None of the companies with which Mr. Meuse worked is a parent or subsidiary of the Registrant; however, Belmont Partners owns approximately 7% of the issued and outstanding common shares of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2010

QINGDAO FOOTWEAR, INC.

/s/ Tao Wang
Tao Wang, Chief Executive Officer